================================================================================

                         SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
    Check the appropriate box:
     [ ]   Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
     [ ]   Definitive Proxy Statement
     [ ]   Definitive Additional Materials
     [X]   Soliciting Material Under Rule 14a-12


                       NORTHFIELD LABORATORIES INC.

                (Name of Registrant as Specified in its Charter)

                             C. ROBERT COATES
                             ----------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)     Title of each class of securities to which transaction applies:
     2)     Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed maximum aggregate value of transaction:
     5)     Total fee
            paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)     Amount Previously Paid:
     2)     Form, Schedule or Registration Statement No.:
     3)     Filing Party: C. Robert Coates
     4)     Date Filed: August 22, 2002

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C. ROBERT COATES' TRACK RECORD AT INPRISE/BORLAND - (NASDAQ:BORL)



------------------        --------------------------------------------------     ----------------------
DATE                      EVENT                                                  Northfield Stock Price
------------------        --------------------------------------------------     ----------------------
    March 31, 1999     *  Inprise's CEO and CFO resign from the company          $3.88
------------------        --------------------------------------------------     ----------------------
     April 5, 1999     *  A  few days after the resignations of the CEO  and     $3.03
                          CFO,  the stock price reaches an intra-day low  of
                          $2.69 before closing at $3.03
------------------        --------------------------------------------------     ----------------------
    April 13, 1999     *  Inprise Corporation's Schedule 14A filed with  the     $3.38
                          SEC  on May 11, 1999 states that on April 13, 1999
                          C.  Robert  Coates  "submitted  a  notice  to  the
                          Company in which he nominated himself to stand for
                          election as a director"
------------------        --------------------------------------------------     ----------------------
    April 19, 1999     *  C. Robert Coates (Management Insights, Inc.) files     $3.69
                          a   form  SC  13D  with  the  SEC  disclosing  the
                          ownership of 3,015,500 shares of common  stock  of
                          Inprise Corporation, or approximately 6.3%

                       *  Mr.  Coates  disclosed that he had bought  995,000
                          shares  at an average price of $3.18 from April  5
                          through April 16, 1999
------------------        --------------------------------------------------     ----------------------
       May 7, 1999     *  Inprise Corporation's Schedule 14A filed with  the     $4.44
                          SEC  on  May 11, states that on May 7 "the Company
                          and   the  Coates  Group  agreed  to  support  for
                          election  to  the Board at the Annual Meeting  the
                          slate of Board nominees including Mr. Coates"
------------------        --------------------------------------------------     ----------------------
      June 4, 1999     *  Inprise announces the election of C. Robert Coates     $4.06
                          to its Board of Directors

                       *  Dale  Fuller, Inprise's interim President and  CEO
                          says,  "Bob  brings  to the  Board  experience  in
                          helping  other  companies  succeed,  as  well   as
                          experience in mergers and acquisitions"
------------------        --------------------------------------------------     ----------------------
   August 20, 1999     *  In  an  article titled "Inprise Director  Sues  to     $4.00
                          Overturn  Rule  Limiting Ability  to  Get  Company
                          Data",  the  Wall  Street  Journal  reports   that
                          Inprise,  "on July 30 adopted policies that  allow
                          Inprise's chief executive officer to place  limits
                          on   what  corporate  information  directors   can
                          receive"

                       *  The  Wall Street Journal article adds, "C.  Robert
                          Coates,  an  outside  director  and  investor  who
                          joined  the  board in June, sued the  company  and
                          other  directors  this week in  Delaware  Chancery
                          Court.   The  suit brands the policies an  illegal
                          'gag order' that prevent him from carrying out his
                          fiduciary   responsibilities   to   oversee    the
                          company's operations"
------------------        --------------------------------------------------     ----------------------
   August 27, 1999     *  C. Robert Coates dismisses the civil action he had     $3.84
                          filed  in  the Delaware Court of Chancery  against
                          Inprise Corporation

                       *  In a form SC 13D/A filed with the SEC it is stated
                          that Mr. Coates had determined to dismiss the suit
                          without  prejudice  because "Inprise  acknowledged
                          that the Policies could not permit officers of the
                          Company  to  determine what information  directors
                          are  entitled to receive.  Inprise also  committed
                          to provide (and has provided) to Mr. Coates at his
                          office  copies of materials that he had  requested
                          and   invited   Mr.  Coates  to  request   further
                          information from Inprise officers without a formal
                          written demand"
------------------        --------------------------------------------------     ----------------------
  January 13, 2000     *  Inprise  announces plans to invest $60 million  in     $14.50
                          start-up    businesses   focused    on    wireless
                          technologies,  internet access infrastructure  and
                          Linux applications and technologies

                       *  A   Borland   press  release  states   that   "the
                          investments  will  be  reviewed  by  a   committee
                          consisting  of Inprise/Borland's Dale  Fuller  and
                          the  company's  CFO, Fred Ball,  and  two  outside
                          directors, Bill Hooper and Robert Coates"
------------------        --------------------------------------------------     ----------------------
  February 6, 2000     *  C.  Robert  Coates resigns his membership  on  the     $12.94 (February 4, 2000)
                          Board  of Directors of Inprise Corporation because
                          the company had not done thorough due diligence on
                          the proposed merger with Corel

                       * Mr. Coates left options to 40,000 shares "on the table" with an exercise price of $4.00 per share, in essence walking away from $357,600 (at the February 6, 2000 stock price)

                       *  Mr.    Coates'   resignation   became    effective
                          immediately prior to the Inprise Board meeting  to
                          approve  the proposed merger of Inprise and  Corel
                          Corporation; he did not vote on that transaction
------------------        --------------------------------------------------     ----------------------
  February 7, 2000     *  Corel  and Inprise/Borland Corporation announce  a     $13.25
                          $2.4-billion merger agreement

                       * Under the terms of the agreement, Inprise would become a wholly owned subsidiary of Corel

                       *  Inprise  shareholders would  receive  0.747  Corel
                          common  shares  for each share of  Inprise  common
                          stock held
------------------        --------------------------------------------------     ----------------------
     March 8, 2000     *  ZDNet  UK  and  Reuters report that "Coates  (had)     $9.19
                          said in a statement that he will oppose the merger
                          unless  it results in substantially higher  prices
                          for  Inprise  shareholders and  can  be  shown  to
                          benefit its customers."

                       *  The National Post quotes Mr. Coates in saying that
                          his  decision  to step down from  the  board  "has
                          everything to do with the deal"
------------------        --------------------------------------------------     ----------------------
    March 20, 2000     *  Corel  Corporation  announces  its  first  quarter     $8.72
                          results for the quarter ending on February 29,2000

                       * Corel's net loss for the quarter was $12.4 million or ($0.29) per share

                       *  Corel's   press  release  adds,  "Based   on   the
                          prospects  for revenue and the cost  structure  in
                          place  at  Corel, we expect that results  for  the
                          next two quarters will mirror those experienced in
                          this quarter"
------------------        --------------------------------------------------     ----------------------
    April 14, 2000     *  C. Robert Coates (Management Insights, Inc.) files     $4.97
                          a complaint against Inprise and Corel in the Court
                          of Chancery of the State of Delaware

                       * The complaint seeks a "preliminary and permanent injunction against consummation of the merger of Inprise and Corel"

                       * The complaint calls the deal "unfair" and further alleges that the February 7, 2000, agreement was reached through "misrepresentation" of Corel's present and anticipated financial status

                       *  The   complaint  also  notes  that   the   Inprise
                          directors   had  a  financial  responsibility   to
                          "protect    the   interests   of    the    Inprise
                          stockholders" and pull out of the merger  as  soon
                          as the "misstatements" were discovered
------------------        --------------------------------------------------     ----------------------
    April 19, 2000     *  In  a 10Q filed with the SEC Corel states, "If the     $5.50
                          proposed merger with Inprise Corporation does  not
                          occur,  other sources of funding are  not  secured
                          and/or Corel's operating results do not improve, a
                          cash  deficiency may occur within the  next  three
                          months"
------------------        --------------------------------------------------     ----------------------
    April 27, 2000     *  Inprise  Corporation  asks for  a  review  of  the     $5.31
                          pending deal with Corel

                       *  According  to  a  Reuters report, "Inprise/Borland
                          said  it  made  the fairness request after  taking
                          into  account  Corel's first quarter  results  and
                          statements regarding its cash position."
------------------        --------------------------------------------------     ----------------------
      May 16, 2000     *  Corel  announces, through a press release  of  its     $6.12
                          own,    that    its    merger    agreement    with
                          Inprise/Borland  had  "been terminated  by  mutual
                          agreement of the two companies without payment  of
                          any termination fees"

                       *  Following  termination  of the  merger  agreement,
                          Borland  and C. Robert Coates stipulated that  the
                          complaint  had  become moot since the  merger  had
                          been  abandoned -- Inprise agreed to pay the  fees
                          and  expenses incurred by Mr. Coates'  counsel  in
                          connection  with  the  lawsuit  "in  an  aggregate
                          amount of $35,000"
------------------        --------------------------------------------------     ----------------------
  February 5, 2001     *  Approximately  one year after the announcement  of     $11.25
                          the  Inprise  and Corel merger the Inprise/Borland
                          stock  price  has increased 83.8% over  the  stock
                          price  on  the day that the agreement between  the
                          two companies had been terminated (May 16, 2000)

                       *  Corel's share price is $1.63 -- "Inprise/Borland's
                          share  price" would have been valued at  $1.22  if
                          the merger had gone through
------------------        --------------------------------------------------     ----------------------
  January 10, 2002     *  Less than two years after the announcement of  the     $17.51
                          Inprise and Corel merger the Inprise/Borland stock
                          price has increased 186.1% over the stock price on
                          the   day  that  the  agreement  between  the  two
                          companies  had  been  terminated  (May  16,  2000)

                       *  Corel's  share price is $1.93 - "Inprise/Borland's
                          share  price" would have been valued at  $1.44  if
                          the merger had gone through
------------------        --------------------------------------------------     ----------------------
   August 20, 2002     *  Corel's  share price is $0.67 - "Inprise/Borland's     $10.45
                          share  price" would have been valued at  $0.50  if
                          the merger had gone through
------------------        --------------------------------------------------     ----------------------



Note:  Mr. Coates is still a major stockholder in Borland.

Sources:

Wall Street Journal
"Inprise Director Sues to Overturn Rule Limiting Ability to Get Company Data",  08/20/1999
"Corel and Inprise Say They Are Confident Of Merger Approval",  03/09/2000
"Corel Shares Take Pounding Amid Tech Sector Rebound",  03/22/2000
"Corel Cash Warning Boosts Opponents Of Firm's Merger With Inprise / Borland ",  04/24/2000
"Inprise / Borland Sets Review of the Merger Proposed With Corel",  04/28/2000
"Corel and Inprise Agree to Call Off Plans for Merger",  05/17/2000

Corel Press Releases
"Corel - Inprise/Borland Merger to Create Linux Powerhouse",  02/07/2000
"Corel Corporation Announces First Quarter Results",  03/20/2000
"Corel and Inprise/Borland terminate proposed merger agreement",  05/16/2000

Delaware Court of Chancery
Management Insights v Inprise Legal Documents

WIDEOPENNEWS (www.wideopen.com)
"Linux Powerhouse Running Out of Juice",  04/21/2000

InfoWorld
"Inprise voices confidence in merger partner Corel",  04/21/2000

ZDNet UK
"Key resignation hits Corel takeover target",  03/08/2000

MacCentral Online
"Corel close to Bankruptcy",  04/22/2000
"Inprise asks for review of Corel deal",  05/03/2000

SEC
Form SC 13D filed by Management Insights, Inc. with the SEC on 04/19/1999
Form SC 13D/A filed by Management Insights, Inc. with the SEC on 08/31/1999
Form 10Q filed by Corel with the SEC on 04/19/2000

Ottawa Business Journal
"Inprise shareholders grill CFO about Corel merger",  04/28/2000
"Corel-Inprise merger officially dead",  05/16/2000

National Post (www.nationalpost.com)
        "Corel, Inprise deal faces legal challenge",  04/18/2000
"Corel and Inprise in last-ditch talks",  05/12/2000
        "A rage so deep, he ripped the door from its hinges",  05/17/2000
